UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2010

SUNOPTA INC.
(Exact name of registrant as specified in its charter)

Canada	001-34198	Not Applicable
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

2838 Bovaird Drive West
Brampton, Ontario, L7A 0H2, Canada
(Address of Principal Executive Offices)

(905) 455-1990
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

SunOpta Inc. (the “Company”) previously reported that the Company and its wholly owned subsidiary, Drive Organics Corp., a corporation existing under the laws of the Province of British Columbia (“Drive Organics”), entered into an Asset Purchase Agreement on May 10, 2010 (the “Agreement”) with United Natural Foods, Inc., a Delaware corporation (“UNFI”) and its wholly owned subsidiary, UNFI Canada, Inc., a Canadian corporation (“UNFI Canada”), pursuant to which UNFI Canada has agreed to purchase substantially all of the assets of the Canadian food distribution business that comprise part of SunOpta’s Distribution Group, together with substantially all of the assets of Drive Organics, but excluding SunOpta’s Natural Health Products Business (as defined in the Agreement).

The Agreement originally provided that any party to the Agreement could terminate the Agreement if the closing of the transactions contemplated thereby had not been consummated by June 5, 2010 (the “Drop Dead Date”). On June 4, 2010, the Company, Drive Organics, UNFI and UNFI Canada entered into an amendment (the “Amendment”) to the Agreement extending the Drop Dead Date to June 19, 2010. The closing of the transactions contemplated by the Agreement is subject to customary closing conditions described in the Agreement. Other than the extension of the Drop Dead Date, there were no other changes to the Agreement as a result of the Amendment.

The foregoing represents a summary of the Amendment, does not purport to include all of the terms of the Amendment, and is subject to, and qualified in its entirety by, the full text of the Amendment, which is attached as Exhibit 2.1 to this Current Report on Form 8-K, and the full text of the Agreement, which was attached as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on May 12, 2010, each of which is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

The list of exhibits in the Exhibit Index is incorporated herein by reference.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOPTA INC.

By	/s/ John Dietrich

John Dietrich
Vice President, Corporate Development
and Secretary

Date	June 10, 2010

EXHIBIT INDEX

Exhibit No.	Description

2.1	Amendment No. 1 to Asset Purchase Agreement, dated as of June 4, 2010